EXHIBIT 99

Cachet Financial Solutions Reports Record First Quarter 2016 Results

MINNEAPOLIS, Minn. – May 5, 2016 – Cachet Financial Solutions, Inc. (OTCQB: CAFN), a leading mobile fintech provider to banks, credit unions and other financial services organizations, reported results for the first quarter ended March 31, 2016.

Q1 2016 Operational Highlights

●	Selected by international telecommunications leader, CereTel, to develop, deploy, and manage new prepaid mobile banking platform

●	Deployed Select Mobile Deposit solution for Kentucky-based Whitaker Bank

●	Top U.S. bank upgraded to Cachet’s enhanced Select Business RDC platform to improve user experience for Mac-based commercial customers

●	Partnered with Algonquin State Bank to deploy both business and consumer remote deposit capture (RDC) solutions

Q1 2016 Performance Indicators

RDC Solutions	Q1 2016	vs. Q4 2015	Change	vs. Q1 2015	Change
Total Transactions	2,195,982	1,974,205	11%	1,345,890	63%
Cumulative Products Sold (at Quarter End)	614	551	11%	385	59%
Cumulative Live Product Implementations (at Quarter End)	435	398	9%	276	58%

Mobile Money Solutions	Q1 2016	vs. Q4 2015	Change	vs. Q1 2015	Change
Quarterly Active Users	131,088	104,331	26%	59,229	121%

Q1 2016 Financial Results

Revenue in the first quarter of 2016 increased 45% to a record $1.5 million from $1.0 million in the same year-ago quarter. The increase was driven by an increase in the volume of transactions on the platform, and to a lesser extent, an increase in the number of implementations completed in the quarter.

Recurring revenue from the company’s RDC and Select Mobile Money products increased 55% to a record $1.0 million (71% of revenue) in the first quarter of 2016 from $667,000 (66% of total revenue) in the same year-ago period.

At the end of the first quarter of 2016, the company’s total cumulative contract value increased 20% to a record $71.2 million from $59.3 million in the same year-ago period, with nearly the entire amount representing recurring revenue versus one-time setup or hosting fees. The company defines cumulative contract value as the estimated aggregate 36-month revenue potential of product and service contracts that the company signed with bank and credit union customers over the trailing 24-month period.

Billings, defined as the dollar amount of invoices sent to customers, totaled $1.2 million, an increase of 33% from $916,000 in Q1 2015.

Cost of revenue in the first quarter totaled $1.2 million (79% of revenue), compared to $893,000 (89% of revenue) in Q1 2015.

Total operating expenses for the first quarter of 2016 decreased 17% to $2.4 million from $2.9 million in Q1 2015, driven primarily by the cost-cutting measures implemented in 2015.

Net loss attributable to common stockholders in the first quarter of 2016 totaled $4.9 million or $(0.13) per basic share, compared to a net loss of $3.2 million or $(0.17) per basic share in the first quarter of 2015. The increase in net loss was primarily due to non-cash charges for interest expense and mark-to-market adjustments for outstanding variable priced warrants.

Adjusted EBITDA loss (a non-GAAP term defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items) for the first quarter of 2016 totaled $1.6 million, an improvement from an adjusted EBITDA loss of $2.5 million in the same year-ago period (see further discussion about the use of adjusted EBITDA, below).

Management Commentary

“Q1 marked another period of considerable progress for Cachet,” said company CEO Jeff Mack. “Our improving financial performance demonstrated the scalability of our business model, which has allowed us to continue growing our topline to record levels while keeping operating expenses relatively flat.

“In addition to the significant increases in our revenue, recurring revenue, and gross profit compared to the same year-ago period, our other metrics showed strong improvement as well, including the number of transactions on our platform, which were up 63% to a record 2.2 million. The tremendous growth in the number of transactions is related to the activity generated from our Select Mobile RDC product offering, as we continue to increase the number of active bank and credit union customers using our software. We are also starting to see strong growth in transactions from our enhanced Select Business RDC product offering. In fact, transactions from this offering were up 31% sequentially and 291% year-over-year.

“Our strengthening financial and operational results are a reflection of the progress we made on the commercial front during the quarter, where we secured several new large clients, including Ceretel for our Select Mobile Money platform, as well as Algonquin State Bank and Whitaker Bank for our RDC platform. This is in addition to the nearly 60 new accounts we signed in Q1, which is not only an indication of how our offerings are being received in the marketplace, but also confirmation that we are gaining considerable traction because of the unique strengths of our innovative mobile payments solutions.

“Without a doubt, we entered 2016 with a considerably expanded product portfolio, along with a strong pipeline of new business. We have tremendous inherent growth embedded in our business without having to bring on another new customer. In fact, out of the more than 500 customers that we have today, approximately 370 have our solution fully deployed. This means that the growth and scale of our business that we are currently seeing today only captures a small snapshot of the actual opportunities available to us, since there are nearly 150 customers that are still in the process of fully deploying our solution. As they gradually make progress toward these deployments, we will begin to see much of that embedded growth fully reflected in our financial results, particularly in our recurring revenue. This illustrates how deep our potential revenue pipeline is, and how we are best positioned to take advantage of it.

“Along those lines, based on the solid prospects we see in every area of our business, we remain on track to achieve our 2016 revenue target of $8 million to $10 million, which represents a growth rate of 84% to 132% over 2015. We are continuing to expect recurring revenue to accelerate appreciably during the balance of the year, which should lead to more than doubling to $6 million in 2016. Altogether, we believe that we are operating in a very exciting and rapidly expanding industry full of opportunities. With our unique products, technology, and resources, we are in the best position to capture significant share in the mobile payment and money management markets.”

Conference Call

Cachet Financial Solutions will hold a conference call today (May 5, 2016) at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss these results. Cachet’s president and CEO, Jeffrey Mack, and EVP and CFO, Bryan Meier, will host the presentation, followed by a question and answer period.

Date: Thursday, May 5, 2016

Time: 4:30 p.m. Eastern time (3:30 p.m. Central time)

U.S. dial-in: 855-327-6837

International dial-in: 631-891-4304

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website. During the conference call, Cachet management will refer to a supplementary slide presentation, which is also available for download in the investor section of the company’s website.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through June 5, 2016.

U.S. replay dial-in: 877-870-5176

International replay dial-in: 858-384-5517

Replay ID: 10001095

About Cachet Financial Solutions, Inc.

Cachet Financial Solutions is a leading cloud-based, SaaS technology provider serving the financial services industry with mobile money and remote deposit capture solutions for PC, Mac and mobile. Founded in early 2010, Cachet has quickly grown into a technology leader and trusted partner of some of the world’s largest and most respected financial organizations. With remarkable growth, an impressive client base and award-winning technologies, Cachet continues to drive innovation and deliver world-class solutions to financial institutions of all sizes.

The company’s industry-leading solutions help clients to increase customer engagement, grow revenues and gain competitive advantage. Cachet’s cloud-based technology platform simplifies development, deployment and servicing of consumer and commercial solutions—minimizing cost and accelerating speed-to-market and ROI. Enabled by Cachet’s complete suite of business and consumer solutions, financial institutions can better serve the needs of all their customers. For more information, visit www.cachetfinancial.com.

Use of Non-GAAP Information

In evaluating the Company’s financial performance and operating trends, management considers information concerning the Company’s net sales, adjusted gross margins, adjusted operating expenses, and adjusted EBITDA, among other items, which are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s website at www.cachetfinancial.com.

CACHET FINANCIAL SOLUTIONS, INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended
	March 31, 2016	March 31, 2015

Net loss, as reported	$(4,556,472)	$(3,164,487)

Interest expense	1,050,585	188,759
Mark-to-market expense	1,396,126	159,521
Depreciation and Amortization	195,989	194,745
Share-based compensation	128,786	70,906
Issuance of common stock and warrants for professional services	172,050	11,238
Other Expense	-	14,375

Adjusted EBITDA	$(1,612,936)	$(2,524,943)

Forward-Looking Statements

This press release contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1933 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect”, “plan” and “believes” indicate forward-looking statements.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about the anticipated closing of our initial public offering and the number of shares to be sold in the offering.

Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We discuss many of these risks in greater detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2016 under the heading “Risk Factors” and in the other reports we file with the Commission. Given these uncertainties, you should not attribute undue certainty to these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Contact Information:

Bryan Meier

EVP & CFO

Cachet Financial Solutions

952-698-5214

bmeier@cachetfinancial.com

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$396,700	$44,788
Accounts receivable, net	669,195	703,346
Deferred commissions	54,522	66,278
Prepaid expenses	538,614	285,640
TOTAL CURRENT ASSETS	1,659,031	1,100,052

PROPERTY AND EQUIPMENT, net	635,305	664,416
GOODWILL	204,000	204,000
INTANGIBLE ASSETS, net	514,354	631,636
DEFERRED COMMISSIONS	28,602	35,741
TOTAL ASSETS	$3,041,292	$2,635,845

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,578,189	$1,110,116
Accrued expenses	197,578	126,115
Accrued interest	745,785	631,611
Deferred revenue	747,307	890,186
Current maturities of capital lease obligations	335,088	320,581
Current portion of long-term debt	4,833,827	4,768,257
TOTAL CURRENT LIABILITIES	8,437,774	7,846,866

CAPITAL LEASE OBLIGATIONS, net of current maturities	216,842	270,855
LONG TERM DEBT, net of current portion	399,557	192,000
WARRANT LIABILITY	4,219,482	2,799,662
DEFERRED REVENUE	366,140	459,519
ACCRUED RENT	130,332	120,384
TOTAL LIABILITIES	13,770,127	11,689,286

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT
Convertible preferred stock, $.0001 Par Value, 20,000,000 shares authorized, 43,530 and 44,030 issued and outstanding	4	4
Common shares, $.0001 Par Value, 500,000,000 shares authorized, 40,630,300 and 34,770,750 issued and outstanding	4,063	3,477
Additional paid-in-capital	63,107,198	60,222,749
Accumulated deficit	(73,840,100)	(69,279,671)
TOTAL SHAREHOLDERS’ DEFICIT	(10,728,835)	(9,053,441)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,041,292	$2,635,845

CACHET FINANCIAL SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
REVENUE	$1,459,560	$1,005,439

COST OF REVENUE	1,150,583	892,909

GROSS PROFIT	308,977	112,530

OPERATING EXPENSES
Sales and Marketing	938,260	955,353
Research and Development	444,534	884,971
General and Administrative	1,035,944	1,074,038

TOTAL OPERATING EXPENSES	2,418,738	2,914,362

OPERATING LOSS	(2,109,761)	(2,801,832)

INTEREST EXPENSE AND OTHER NON-CASH FINANCING EXPENSE	1,050,585	188,759

MARK-TO-MARKET WARRANT EXPENSE	1,396,126	159,521

OTHER EXPENSE	-	14,375

NET LOSS	$(4,556,472)	$(3,164,487)

LESS: CUMULATIVE UNPAID PREFERRED DIVIDENDS	(372,219)	-

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,928,691)	$(3,164,487)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and fully diluted	36,834,726	18,754,072

Net loss per common share - basic and fully diluted	$(0.13)	$(0.17)